UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2007

Lifetime Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19254 (Commission File Number)	11-2682486 (IRS Employer Identification No.)

1000 Stewart Avenue, Garden City, New York 11530
(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 31, 2007, the Board of Directors of Lifetime Brands, Inc. (the “Company”) elected David E. R. Dangoor as an independent director of the Company and a member of the Compensation Committee. Mr. Dangoor is President of Innoventive Partners LLC, a firm that provides consulting services in the fields of strategic planning, marketing and public relations. Mr. Dangoor is also Chairman of the Board of Directors of BioGaia AB, a member of the Board of Directors of ICP Solar Technologies, Inc. and a member of the Advisory Board of the Denihan Hospitality Group.

On July 31, 2007, due to an increase in her professional commitments, Fiona P. Dias resigned as a director of the Company, effective September 30, 2007. Ms. Dias is a member of the Company’s Compensation and Governance Committees.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc. By: /s/ Laurence Winoker Laurence Winoker Senior Vice-President of Finance and Chief Financial Officer

Date: August 1, 2007